UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2009

GRANITE FALLS ENERGY, LLC
 (Exact name of registrant as specified in its charter)

Minnesota	000-51277	41-1997390
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15045 Highway 23 SE, Granite Falls, MN	56241-0216
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (320) 564-3100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Governors

On February 19, 2009 and subsequent to our January 13, 2009 8-K filing, Granite Falls Energy, LLC (the “Company”) was notified that a Minnesota district court judge had granted an injunction preventing the Company from recognizing the sale of 2,000 membership units from Glacial Lakes Energy, LLC (“Glacial Lakes”) to Fagen, Inc. (“Fagen”). The injunction states that no sale has occurred and nullifies the resolution adopted by the Company’s Board of Governors on January 13, 2009, whereby the Company concluded that Glacial Lakes had transferred a portion of its membership units to Fagen, Inc. and therefore fallen below its required ownership threshold for appointment rights as set forth in the Company’s Fifth Amended and Restated Operating and Member Control Agreement. Accordingly, the Company has restored the two Glacial Lakes representatives, Mr. Mark Schmidt and Mr. Terry Mudgett, to the Company’s Board of Governors. Mr. Mudgett is also a member of the Company’s risk management committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE FALLS ENERGY, LLC

February 25, 2009	/s/ Stacie Schuler

Date	Stacie Schuler, Chief Financial Officer

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